EXABYTE CORPORATION AND SUBSIDIARIES

Schedule II - Valuation and Qualifying Accounts and Reserves

(In thousands)

Col. A	Col. B	Col. C	Col. D	Col. E		Col. F
Description	Balance at Beginning of Period	Charged to Costs and Expenses	Charged to Other Accounts	Deduction		Balance at End of Period

Year Ended January 3, 1998:
Allowance for doubtful accounts	$ 1,519	$ 310	$ --	$ (813)	(1)	$ 1,016
Reserves for sales programs	5,796	--	14,176	(13,242)	(2)	6,730
Inventory valuation reserves	7,950	21,038	--	(10,120)	(3)	18,868
	$15,265	$21,348	$14,176	$(24,175)		$26,614

Year Ended January 2, 1999:
Allowance for doubtful accounts	$ 1,016	(713)	--	330	(1)	633
Reserves for sales programs	6,730	--	9,234	(8,767)	(2)	7,197
Inventory valuation reserves	18,868	(1,752)	--	(8,690)	(3)	8,426
	$26,614	$(2,465)	$ 9,234	$(17,127)		$16,256

Year Ended January 1, 2000:
Allowance for doubtful accounts	$ 633	$ (430)	$ --	$ 442	(1)	$ 645
Reserves for sales programs	7,197	--	7,097	(7,084)	(2)	7,210
Inventory valuation reserves	8,426	3,612	--	(2,469)	(3)	9,569
	$16,256	$ 3,182	$ 7,097	$ (9,111)		$17,424

(1) Accounts written off, net of recoveries.

(2) Net credits issued to customers for sales programs.

(3) Use of inventory reserves against inventory.